
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ALLIANCE PHARMACEUTICAL CORP.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

            NEW YORK                                            14-1644018
(State or Other Jurisdiction of                             (I.R.S. Employer
        Incorporation)                                    Identification Number)

                                     0-12950
                                (Commission File
                                     Number)

           4660 LA JOLLA VILLAGE DRIVE, SUITE 825, SAN DIEGO, CA 92122
             (Address of principal executive offices, with zip code)

                                 (858) 410-5200
              (Registrant's telephone number, including area code)

                       6175 LUSK BLVD, SAN DIEGO, CA 92121
          (Former name or former address, if changed since last report)

             2001 STOCK OPTION PLAN OF ALLIANCE PHARMACEUTICAL CORP.
                            (Full title of the plan)

                                  DUANE J. ROTH
                             Chief Executive Officer
                          Alliance Pharmaceutical Corp.
                     4660 La Jolla Village Drive, Suite 825
                               San Diego, CA 92122
                                 (858) 410-5200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             Kenneth D. Polin, Esq.
                              Adam C. Lenain, Esq.
                               Foley & Lardner LLP
                           402 W. Broadway, 23rd Floor
                               San Diego, CA 92101
                                 (619) 234-6655
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                                        CALCULATION OF REGISTRATION FEE

                                                Proposed Maximum       Proposed Maximum
Title of Shares to be    Amounts to be          Aggregate Price per    Aggregate Offering     Amount of
Registered               Registered             Unit (1)               Price                  Registration Fee
----------               ----------             --------               -----                  ----------------
Common Stock,
$.01 par value.          3,400,000 shares (2)   $0.29 per share        $969,000               $114.05

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, using the average of the bid and asked prices as reported on the Over-the-Counter Bulletin Board on January 12, 2005.

(2) Represents 3,400,000 shares of common stock being registered for issuance under the 2001 Stock Option Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of Common Stock which may be issued by reason of stock splits, stock dividends or similar transactions.

                        INFORMATION REQUIRED PURSUANT TO
                        GENERAL INSTRUCTION E TO FORM S-8

         The contents of the following Registration Statements on Form S-8 are incorporated by reference herein: (i) No. 333-57000 filed with the Securities and Exchange Commission (the "SEC") on March 14, 2001, and (ii) No. 333-87916 filed with the SEC on May 9, 2002.

                                    EXHIBITS

Exhibit        Description
Number
--------------------------------------------------------------------------------
4.1 2001 Stock Option Plan (incorporated by reference to Exhibit 10(e) of the Registrant's Form 10-Q dated March 31, 2001).

4.2 Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Registrant's Form S-2 dated April 19, 1989).

5.1      Opinion of Foley & Lardner LLP.

23.1     Consent of Foley & Lardner LLP (included in Exhibit 5.1 hereto).

23.2     Consent of Ernst & Young LLP, Independent Registered Public Accounting
         Firm.

24.1 Power of Attorney (included as part of the signature page of this Registration Statement).




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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 14, 2005.



                                             ALLIANCE PHARMACEUTICAL CORP.
                                             (Registrant)

Date: January 14, 2005                       By: /S/ DUANE J. ROTH
                                                 -------------------------------
                                                 Duane J. Roth
                                 Chairman, President and Chief Executive Officer


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Duane J. Roth and Edward C. Hall, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

      Signature                               Title                           Date
      ---------                               -----                           ----
/s/ Duane J. Roth                  Chairman, President and Chief        January 14, 2005
---------------------------        Executive Officer
Duane J. Roth


/s/ Edward C. Hall                 Chief Financial Officer              January 14, 2005
---------------------------
Edward C. Hall


/s/ Theodore D. Roth               Director                             January 14, 2005
---------------------------
Theodore D. Roth


/s/ Pedro Cuatrecasas, M.D.        Director                             January 14, 2005
---------------------------
Pedro Cuatrecasas, M.D.


/s/ Carroll O. Johnson             Director                             January 14, 2005
---------------------------
Carroll O. Johnson


/s/ Stephen M. McGrath             Director                             January 14, 2005
---------------------------
Stephen M. McGrath


/s/ Jean G. Riess, Ph.D.           Director                             January 14, 2005
---------------------------
Jean G. Riess, Ph.D.

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